Exhibit 10.61

EXECUTION VERSION

Securities Purchase Agreement

THIS SECURITIES PURCHASE AGREEMENT, dated as of May 11, 2011 (this “Agreement”), by and among MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (société anonyme) with a registered office at 74, rue de Merl, L-2146 Luxembourg, registered with the register of commerce and companies of Luxembourg under number B-97483 (the “Company”), and the selling securityholders named on the signature pages hereto (each a “Selling Securityholder” and collectively the “Selling Securityholders”).

Recitals

A. The Selling Securityholders beneficially own $35,000,000 aggregate principal amount of the outstanding 10.500% Senior Notes due 2018 (the “Securities”) of the Company and MagnaChip Semiconductor Finance Company, a Delaware corporation (“FinanceCo” and, collectively with the Company, the “Issuers”).

B. The Securities were originally issued under an Indenture dated April 9, 2010 (the “Indenture”), by and among the Issuers, the Guarantors named therein, and Wilmington Trust FSB, as trustee (the “Trustee”).

C. The Company desires to purchase, and the Selling Securityholders desire to sell to the Company, the Securities upon the terms set forth in this Agreement.

Agreements

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Purchase and Sale.

(a) Subject to the terms and conditions set forth herein, at the Closing (as defined in Paragraph 1(c) below), each Selling Securityholder will sell, transfer and assign to the Company, and the Company will purchase, the aggregate principal amount of Securities set forth opposite the name of such Selling Securityholder on Schedule I hereto.

(b) The purchase price for the Securities to be purchased under this Agreement shall be $1,090 per $1,000 principal amount of Securities, plus accrued and unpaid interest thereon to the Closing Date (as defined in Paragraph 1(c) below) (the “Purchase Price”). The aggregate Purchase Price to be paid by the Company to each Selling Securityholder pursuant to this Paragraph 2 is set forth opposite such Selling Securityholder’s name on Schedule I hereto. Payment of the Purchase Price shall be made in U.S. dollars by wire transfer in immediately available funds to the wire transfer instructions set forth next to each Selling Securityholder’s name on the signature pages to this Agreement.

(c) The closing of the purchase and sale of the Securities pursuant to this Agreement (the “Closing”) will take place on May 16, 2011 or on such other date as may be agreed by the parties hereto. The date such Closing occurs is referred to herein as the “Closing

Date.” The Closing will be made through the facilities of The Depository Trust Company (“DTC”). On the Closing Date, upon delivery of the Purchase Price by the Company to the Selling Securityholders upon the terms of this Agreement, interest shall cease to accrue on the Securities and all right, title and interest in the Securities shall vest in the Company.

(d) On the Closing Date, each Selling Securityholder will deliver the Securities to the Company, against receipt of the Purchase Price from the Company, by causing its DTC participant to deliver the Securities to the Trustee, as depositary for the Company. Such delivery by each Selling Securityholder will constitute the sale, assignment and transfer to the Company of all right, title and interest in and to the Securities by such Selling Securityholder, and interest shall cease to accrue on the Securities immediately upon delivery of the Purchase Price by the Company. In connection with the Closing, each Selling Securityholder will provide written instructions to such Selling Securityholder’s DTC participant to effect the sale and transfer hereunder. Upon reasonable request of the Company or the Trustee, each Selling Securityholder will execute and deliver additional documents and take such further acts that are necessary to effect the transfer of the Securities to the Company. No Selling Securityholder will sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Securities prior to their delivery to the Company.

(e) At the Closing Date, upon written instruction by the Company and FinanceCo, the Trustee shall cancel all Securities purchased under this Agreement in accordance with the terms of the Indenture, and such Securities shall be deemed paid in full and no longer outstanding for any purposes under the Indenture.

2.	Representations and Warranties.

(a) Each Selling Securityholder, severally and not jointly, represents and warrants that, as of the date hereof and as of the Closing Date, (i) such Selling Securityholder owns the aggregate principal amount of the Securities specified on Schedule I hereto, free and clear of any liens, other encumbrances or adverse claims, (ii) such Securities are held through the book-entry facilities of DTC by the DTC participant listed on the signature page hereto, (iii) such Selling Securityholder has full power and authority to deliver the Securities under this Agreement, (iv) the Securities to be delivered by such Selling Securityholder will not be subject to any lien, other encumbrance or adverse claim, (v) this Agreement is a valid, binding agreement, enforceable against such Selling Securityholder, (vi) the execution, delivery and performance by the Selling Securityholder of its obligations under this Agreement will not conflict with, or result in a breach under, such Selling Securityholder’s organizational documents, any statute applicable to such Selling Securityholder, or of any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Securityholder, (vii) except for those consents, approvals or authorizations already obtained, no consent, approval or authorization from any other person is necessary for such Selling Securityholder to sell the Securities and perform its other obligations under this Agreement.

(b) The Company represents and warrants that, as of the date hereof and as of the Closing Date, (i) this Agreement is a valid, binding agreement, enforceable against the Company, (ii) the execution, delivery and performance by the Company of its obligations under this Agreement will not conflict with, or result in a breach under, (x) the Indenture or any other material agreement to which the Company or any of its direct or indirect parents or subsidiaries are a party, (y) the Company’s organizational documents, any statute applicable to the Company, or of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or (z) the listing requirements of the New York Stock Exchange applicable to MagnaChip Semiconductor Corporation (“MagnaChip Corp”), and (iii) except for those consents, approvals or authorizations already obtained, no consent, approval or authorization from any other person is necessary for the Company to purchase the Securities and perform its other obligations under this Agreement.

3.	Closing Conditions.

(a) The obligations of the Company to purchase the Securities under this Agreement is subject to the satisfaction on or prior to the Closing of the following conditions:

(i) The representations and warranties of each Selling Securityholder set forth in Paragraph 2(a) hereof shall be true and correct in all material respects at and as of the Closing Date as though then made; and

(ii) all covenants of each Selling Securityholder set forth in this Agreement required to be performed at or prior to the Closing, including the delivery of the Securities to the Trustee, as depositary, through the facilities of DTC, shall have been performed in all material respects.

(b) The obligations of each Selling Securityholder to sell the Securities under this Agreement is subject to the satisfaction on or prior to the Closing of the following conditions:

(i) The representations and warranties of the Company set forth in Paragraph 2(b) hereof shall be true and correct in all material respects at and as of the Closing Date as though then made; and

(ii) all covenants of the Company set forth in this Agreement required to be performed at or prior to the Closing, including the payment of the Purchase Price, shall have been performed in all material respects.

4.	Indemnification.

(a) The Company will indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities, including but not limited to any such losses, claims, damages or liabilities resulting from third-party claims and derivative actions (collectively, “Losses”), that arise out of or are otherwise based on (i) any breach or inaccuracy of a representation or warranty of the Company in this Agreement, (ii) any violation of any Luxembourg law or regulation generally applicable to transactions of this type, or (iii) any violation or default under any of the terms or provisions of the Company’s governing or organizational documents and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by an Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the foregoing indemnity shall not apply or be of any effect to the extent any such Losses are due to the gross negligence, bad faith or willful misconduct of any Indemnified Person. For the purposes of this Section 4, “Indemnified Persons” includes each Selling Securityholder, its investment manager, each Selling Securityholder’s and its investment manager’s direct or indirect members, partners, principals, employees, affiliates or agents.

(b) Promptly after receipt by an Indemnified Person under subsection (a) above of written notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Company pursuant to the indemnification provisions of or contemplated by this Section 4, notify the Company in writing of the commencement of such action; but the omission so to notify the Company shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under the indemnification provisions of or contemplated by this Section 4. In case any such action shall be brought against any Indemnified Person and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish to, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. The Company shall not, without the prior written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(c) The Company hereby acknowledges that the Selling Securityholders, their investment manager and their respective direct or indirect partners (each a “Selling Securityholder Party” and collectively the “Selling Securityholder Parties”) have provided certain of the Indemnified Persons with certain rights to indemnification, advancement of expenses and/or insurance. The Company hereby agrees that (i), between the rights provided by the Company on the one hand and the Selling Securityholder Parties on the other, the Company has primary responsibility for indemnification and advancement and any obligation of the Selling Securityholder Parties to advance expenses or to pay indemnification are secondary, (ii) that the Company shall be required to advance the full amount of expenses incurred by the Indemnified Persons, subject to other indemnification or insurance payments that shall be provided by the Company or its direct or indirect parents, and shall be liable to indemnify the Indemnified Persons for the full amount of all amounts contemplated by subsection (a), in each case to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights the Indemnified Persons may have against the Selling Securityholder Parties, and, (iii) that the Company irrevocably waives, relinquishes and releases all Selling Securityholder Parties from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof in connection with any such indemnification or advance of expenses to any Indemnified Person. The Company further agrees that no advancement or payment by the Selling Securityholder Parties or their insurers on behalf of Indemnified Person with respect to any claim for which Indemnified Person has sought indemnification from the Company shall affect the foregoing and the Selling Securityholder Parties shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnified Persons against the Company, who shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable such Selling Securityholder Parties to effectively bring suit to enforce such rights. The Company and the Selling Securityholders agree that all Selling Securityholder Parties and all Indemnified Persons are express third party beneficiaries of the terms of this Section 4 and are entitled to enforce this Section 4 against the Company as though each such Selling Securityholder Party or Indemnified Person were a party to this Agreement. Notwithstanding the foregoing, any indemnification or advancement obligations provided to Mr. Michael Elkins, Mr. Randal Klein and Mr. Stephen Tan under this Agreement shall be secondary to those under any indemnification agreement by and between MagnaChip Corp and each of Messrs. Elkins, Klein and Tan, in their capacity as directors thereof, and to any directors and officers liability insurance policy provided by MagnaChip Corp or its direct or indirect subsidiaries. For further clarity, any directors and officers liability insurance policy provided by MagnaChip Corp or its direct or indirect subsidiaries will, subject to the terms and conditions thereof, (i) continue to be available to MagnaChip Corp’s officers and directors as the primary source of indemnification without reduction, adverse effect or limitation due to the rights extended by this Section and (ii) not be deemed to be a joint and several source of liability with any rights provided by the Selling Securityholder Parties or the Company.

5.	Miscellaneous.

(a) By signing this Agreement, each Selling Securityholder acknowledges that such Selling Securityholder is a sophisticated investor with extensive expertise and experience in financial and business matters and in evaluating debt securities such as the Securities and purchasing and selling such securities, that none of the Company or any of its stockholders, parent companies, subsidiaries and their respective directors, officers, employees, affiliates, agents or other related persons (together, the “Company Parties”) has given any investment advice or rendered any opinion to such Selling Securityholder regarding the advisability of the sale of the Securities, that such Selling Securityholder is not relying on any representation or warranty of any Company Party (other than as specifically set forth in Paragraph 2(b) hereof); and that such Selling Securityholder has relied upon its own assessment of the Company and its analysis of the merits and risks of its investment in the Securities and the sale of the Securities to the Company pursuant to this Agreement.

(b) By signing this Agreement, each Selling Securityholder acknowledges that such Selling Securityholder has been informed by the Company that the Company and the Company Parties may, but not necessarily do, have in their possession (i) non-public information concerning the Company, including information regarding the Company’s business, operations and prospects, and (ii) non-public information specifically relating to the Securities, which if known publicly could materially affect the market price of the Securities or the price at which other holders of the Securities or other persons may be willing to buy such securities, which may be positive or negative. Each Selling Securityholder also acknowledges that the Company may in the future engage in a broad range of transactions, including transactions related to the Securities.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereunder. Any legal action or proceeding with respect to this Agreement or the purchase and sale of the Securities hereunder may be brought in the courts of the State of New York or of the United States located in New York County, New York. By execution and delivery of this Agreement, the Company and each Selling Securityholder irrevocably agrees to the jurisdiction of those courts and waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which the Company or such Selling Securityholder may now or hereafter have to the bringing of any action or proceeding in such courts in respect of this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e) The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

(f) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto. This Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto. This Agreement may only be amended or the terms hereby modified or waived with the written agreement of each party hereto that would be so affected thereby.

(g) The Company shall bear all of the reasonable legal, accounting and other costs and expenses incident to the negotiation of this Agreement and the performance of the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

COMPANY:

MAGNACHIP SEMICONDUCTOR S.A.

By:	/s/ John McFarland
	Name:	John McFarland
	Title:	Director

(Signatures Continue on the Following Pages)

[Signature Page to Securities Purchase Agreement]

SELLING SECURITYHOLDERS:

AVENUE SPECIAL SITUATIONS FUND V, L.P.

By: Avenue Capital Partners V, LLC, its General Partner

By: GL Partners V, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia E. Gardner
Title: Member

Address:

TAX EIN:

DTC Participant Name: JP Morgan Clearing Corporation

DTC Participant Number: 352

Participant Contact Information:

Name:

Telephone:

Wire Transfer Instructions:

[Signature Page to Securities Purchase Agreement]

SELLING SECURITYHOLDERS:

AVENUE INTERNATIONAL MASTER, L.P.

By: Avenue International Master GenPar, Ltd., its General Partner

By:	/s/ Sonia Gardner
Name: Sonia E. Gardner
Title: Director

Address:

TAX EIN:

DTC Participant Name: JP Morgan Clearing Corporation

DTC Participant Number: 352

Participant Contact Information:

Name:

Telephone:

Wire Transfer Instructions:

[Signature Page to Securities Purchase Agreement]

SELLING SECURITYHOLDERS:

AVENUE INVESTMENTS, L.P.

By: Avenue Partners, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia E. Gardner
Title: Member

Address:

TAX EIN:

DTC Participant Name: JP Morgan Clearing Corporation

DTC Participant Number: 352

Participant Contact Information:

Name:

Telephone:

Wire Transfer Instructions:

[Signature Page to Securities Purchase Agreement]

SELLING SECURITYHOLDERS:

AVENUE – CDP GLOBAL OPPORTUNITIES FUND, L.P.

By:	Avenue Global Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia E. Gardner
Title: Member

Address:

TAX EIN:

DTC Participant Name: JP Morgan Clearing Corporation

DTC Participant Number: 352

Participant Contact Information:

Name:

Telephone:

Wire Transfer Instructions:

[Signature Page to Securities Purchase Agreement]

Schedule I

Securities Purchased

Selling Securityholder	Securities Owned	Purchase Price (Before Interest)	Accrued and Unpaid Interest April 16, 2011 to May 16, 2011	Aggregate Purchase Price
Avenue Special Situations Fund V, L.P.	$29,400,000.00	$32,046,000.00	$265,825.00	$32,311,825.00

Avenue International Master, L.P.	$3,500,000.00	$3,815,000.00	$31,645.83	$3,846,645.83

Avenue Investments, L.P.	$1,400,000.00	$1,526,000.00	$12,658.33	$1,538,658.33

Avenue — CDP Global Opportunities Fund, L.P.	$700,000.00	$763,000.00	$6,329.17	$769,329.17

Total	$35,000,000.00	$38,150,000.00	$316,458.33	$38,466,458.33